U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2016

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

405 Lexington Avenue, 25th Floor
New York, NY 10174
(Address of principal executive offices)

Telephone: (917) 368-8480
Facsimile: (917) 368-8005
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 11, 2016 (the “Closing Date”), we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”). Under the Purchase Agreement, SBI agreed to purchase from us our promissory note (the “Note”) in the principal amount of $330,000. SBI has the right to convert the Note into shares of our Common Stock, par value $0.001 per share, following the occurrence of an event of default under the Note (an “Event of Default”), including the failure to repay the note on or before August 9, 2016 (the “Maturity Date”). The Note bears interest at the rate of 0% per annum until the occurrence of an Event of Default, at which time the Note bears default interest at the rate of 22% per annum.

On the Closing Date, we also issued and sold to SBI, and SBI purchased from us, the Note for a purchase price of $300,000.

We will use the proceeds from the Note as follows: approximately $110,000 will be used for the purchase of component equipment, plus associated crating and freight charges, to be delivered to a customer under an existing sale contract; approximately $100,000 will be used to pay professional fees; and approximately $90,000 will be used for other selling, general and administrative expenses.

Following the occurrence of an Event of Default, the holder of the Note has the right to convert all or any part of the outstanding and unpaid principal amount of the Note into shares of our Common Stock at the Conversion Price. Except as otherwise provided in the Note, the conversion price (the “Conversion Price”) equals 60% of the average of the three lowest daily weighted volume average prices for shares of our Common Stock during the 20 trading day period ending on the date on which the holder requests conversion of the Note (the “Conversion Date”). The number of shares of Common Stock to be issued upon each conversion of the Note shall be determined by dividing the Conversion Amount (as defined below), by the Conversion Price on the date of conversion. The Note provides that “Conversion Amount” means the sum of (1) the principal amount of the Note to be converted in such conversion plus (2) at the option of the holder, default interest accrued at 22% per annum, if any, on the principal amount to be converted, (3) at the holder’s option, any amounts owed pursuant to provisions of the Note ensuring that adequate shares of our Common Stock are reserved and available for issuance upon conversion and (4) liquidated damages accrued at the rate of $2000 per date if we fail to deliver conversion shares. The conversion rights of the holder of the Note are limited to the extent that such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.

The Conversion Price is subject to adjustment if we declare or make any distribution of assets to our shareholders or make certain dilutive issuances of our equity securities.

As a condition to the obligation of SBI to purchase the Note, we have entered into Irrevocable Transfer Agent Instructions with our transfer agent, Vstock Transfer, LLC (the “Transfer Agent”) (the “Instructions”). The Instructions authorize and instruct the Transfer Agent to establish an initial reserve of 5,000,000 shares of our Common Stock to cover the conversion of the Note and request the Transfer Agent and to act immediately with respect to the issuance of shares of our Common Stock pursuant to any notices of conversion received from SBI. In addition, we have agreed to indemnify the Transfer Agent under certain circumstances relating to the issuance of shares of our Common Stock upon conversion of the Note.

The Note provides that an Event of Default will occur if we fail to pay the Note when due, fail to issue shares of our Common Stock upon the conversion of the Note, breach our covenants in the Note, the Purchase Agreement or other transaction documents, breach any of the representations and warranties that we have made to SBI, become subject to a judgment in excess of $50,000, cease our operations, fail to maintain our of our material intellectual property or other assets or restate our financial statements, among other occurrences. Additionally, an Event of Default will occur if we sell all or substantially all of our assets, if we effect a transaction or series of transaction in which more than 50% of the voting power of our shares is disposed of or if we merge, consolidate or effect a business combination with any other person when we are not the surviving entity.

We expect to repay the Note from the proceeds payable upon delivery of equipment to a customer under an existing sales contract.

We have issued the Note pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and therefore have not registered the Note or the shares of Common Stock into which it may be converted under the Securities Act.

The descriptions of the Purchase Agreement, the Note and the Instructions set forth above are qualified in their entirety by reference to the full extent of such documents, which are included as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering. SBI is an “accredited investor,” and SBI has access to information about us and its investment.

Item 9.01	Financial Statements and Exhibits.

Exhibit
No.	Description
10.46	Securities Purchase Agreement, dated February 11, 2016, between the Company and SBI Investments LLC, 2014-1.

10.47	Promissory Note, dated February 11, 2016 by the Company to SBI Investments LLC, 2014-1.

10.48	Irrevocable Transfer Agent Instructions, dated February 11, 2016 from the Company to VStock Transfer LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.

(Registrant)

Date: February 12, 2016	/s/ Stephen M. Robinson
Stephen M. Robinson

Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.46	Securities Purchase Agreement, dated February 11, 2016, between the Company and SBI Investments LLC, 2014-1.

10.47	Promissory Note, dated February 11, 2016 by the Company to SBI Investments LLC, 2014-1.

10.48	Irrevocable Transfer Agent Instructions, dated February 11, 2016 from the Company to VStock Transfer LLC.